Exhibit 10.2

AMENDED AND RESTATED LESSEE WORKING CAPITAL NOTE

U.S. $6,000,000	New York, New York
December 11, 2006

BUZZARD POWER CORPORATION, a Delaware corporation (the “Lessee”) FOR VALUE RECEIVED, hereby promises to pay to the order of SCRUBGRASS GENERATING COMPANY, L.P., a Delaware limited partnership (the “Lender”), at the offices of the Disbursement Agent for the account of Scrubgrass Generating Company, L.P. (or such other office designated by the Lender), the principal sum of SIX MILLION DOLLARS ($6,000,000), or if less, the aggregate unpaid principal amount of all Lessee Working Capital Loans under this Amended and Restated Lessee Working Capital Note made by the Lender to the Lessee (or deemed made by the Lender to the Lessee pursuant to the Amended and Restated Lessee Working Capital Loan Agreement, dated December 22, 1995 by and between the Lessee and the Lender (as amended, restated, modified, supplemented and in effect from time to time, the “Amended and Restated Lessee Working Capital Loan Agreement”), at the times and in the manner provided in the Amended and Restated Lessee Working Capital Loan Agreement. All capitalized terms used herein without definition shall have the meanings ascribed thereto in such Amended and Restated Lessee Working Capital Loan Agreement.

The Lessee also promises to pay interest on the unpaid principal amount hereof in like money at said office until paid at the rates per annum which shall be determined in accordance with the provisions of Article II of the Amended and Restated Lessee Working Capital Loan Agreement. All Lessee Working Capital Loans made or deemed made by the Lender and the Type thereof, all payments and prepayments made on account of the principal thereof, and all Conversions of such Lessee Working Capital Loans, shall be recorded by the Lender on the Schedule (or a continuation thereof) attached hereto, it being understood that failure by the Lender to make any such endorsement or any error therein shall not affect the obligations of the Lessee hereunder.

This note is the Amended and Restated Lessee Working Capital Note referred to in the Amended and Restated Lessee Working Capital Loan Agreement and is entitled to the benefits thereof and the other Loan Documents referred to therein. This Amended and Restated Lessee Working Capital Note amends and restates the existing Amended and Restated Lessee Working Capital Note dated December 22, 1995 (the “Existing Amended and Restated Lessee Working Capital Note”) issued by the Lessee to the Lender pursuant to the Amended and Restated Lessee Working Capital Loan Agreement, and effective on the Amendment No. 1 Effective Date, such Existing Amended and Restated Lessee Working Capital Note shall automatically, without any further notice, consent, or other act, be amended and restated hereby and to the extent this Amended and Restated Lessee Working Capital Note restates such Existing Amended and Restated Lessee Working Capital Note, such Existing Amended and Restated Lessee Working Capital Note

is restated and to the extent this Amended and Restated Lessee Working Capital Note amends such Existing Amended and Restated Lessee Working Capital Note, such Existing Amended and Restated Lessee Working Capital Note is amended; provided, that the Lessee Working Capital Loans (as defined in the Amended and Restated Lessee Working Capital Loan Agreement) made or deemed made by the Lender to the Lessee under the Amended and Restated Lessee Working Capital Loan Agreement shall be Lessee Working Capital Loans evidenced hereby and shall continue hereunder (to the extent outstanding and not repaid on the Amendment No. 1 Effective Date) as the terms and conditions thereof may be amended and restated hereby, and shall not be deemed by reason hereof to be extinguished.

As provided in the Amended and Restated Lessee Working Capital Loan Agreement, this Amended and Restated Lessee Working Capital Note is subject to prepayment, in whole or in part. In case an Event of Default under the Amended and Restated Lessee Working Capital Loan Agreement shall occur and be continuing, the principal of and accrued interest on this Amended and Restated Lessee Working Capital Note may be declared to be due and payable in the manner and with the effect provided in the Amended and Restated Lessee Working Capital Loan Agreement.

The Lessee hereby waives presentment, demand, protest or notice of any kind in connection with this Amended and Restated Lessee Working Capital Note.

THIS LESSEE WORKING CAPITAL NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

BUZZARD POWER CORPORATION, a Delaware corporation

By:	/s/ Jimmy Chow
Name:	Jimmy Chow
Title:	Controller

AMENDED AND RESTATED LESSEE WORKING CAPITAL NOTE